UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________

FORM 8-K

CURRENT REPORT,

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): March 23, 2005

CHYRON CORPORATION

(Exact Name of Registrant as Specified in its Charter)
New York	1-9014	11-2117385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5 Hub Drive
Melville, New York	11747
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (631) 845-2000

________________

Item 7.01 Regulation FD Disclosure

On March 23, 2005, Michael Wellesley-Wesley, the Registrant's President and Chief Executive Officer, sent an email reply to a shareholder, which email contained certain information regarding the performance of the Registrant. A copy of that e-mail is attached as Exhibit 99.1 hereto. The Registrant assumes no obligation to update the information contained in the email in the future.

Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein are deemed to have been furnished and shall not be deemed to be filed under the Securities Exchange Act of 1934.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit 99.1	E-mail to shareholder dated March 23, 2005

This Current Report on Form 8-K (including information included or incorporated by reference herein) may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, without limitation, statements regarding certain of Registrant's goals and expectations with respect to earnings, income per share, revenue, expenses and the growth rate, as well as other measures of performance. These statements are based on the current belief of Registrant's President and Chief Executive Officer and are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond the Registrant's control).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CHYRON CORPORATION
By:	/s/ Jerry Kieliszak
Name:	Jerry Kieliszak
Title:	Senior Vice President and
Chief Financial Officer

Exhibit No.	Description

99.1	E-mail to shareholder dated March 23, 2005.

Date: March 28, 2005